As filed with the Securities and Exchange Commission on
                                 March 5, 2002.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                  March 4, 2002


                            Darden Restaurants, Inc.
             (Exact name of registrant as specified in its charter)


      Florida                          1-13666                       59-330593
(State or other jurisdiction    (Commission file number)           (IRS employer
   of incorporation)                                         identification No.)



                 5900 Lake Ellenor Drive, Orlando, Florida 32809
                    (Address of principal executive offices)



                  Registrant's telephone number, including area code:
                                 (407) 245-4000



                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.           Other Events.
                  ------------

On March 4, 2002, Darden Restaurants, Inc. (the "Company") sold $150,000,000 of Medium-Term Notes, Series A, through a group of agents consisting of Banc of America Securities LLC, Wachovia Securities, SunTrust Robinson Humphrey and The The Williams Capital Group, L.P.

The Notes will mature on March 15, 2007, and bear interest at a rate of 5.75% per annum.

The Notes will be sold at 99.770% of the principal amount thereof, and the net proceeds to the Company, after agent commissions of .50% of the principal amount, will be $148,905,000.

The Notes have a "make-whole" redemption option that allows the Company to redeem the Notes, in whole or in part, at the Company's option, at any time, at a redemption price as determined pursuant to a formula as set forth in the pricing supplement relating to the Notes.

The company intends to use the net proceeds from the sale of the Notes to repay commercial paper and for other general corporate purposes. As of March 4, 2002, the Company had total commercial paper outstanding of $68.1 million.

Forward-looking statements in this report, including statements regarding the intended use of proceeds of the Notes, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements, including the impact of changing economic or business conditions, the impact of competition, the availability of favorable credit and trade terms, the impact of changes in the cost or availability of food an real estate, government regulation, construction costs, weather conditions and other factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.

First Union Securities, Inc. ("FUSI"), a subsidiary of Wachovia Corporation, conducts its investment banking, institutional, and capital markets businesses under the trade name of Wachovia Securities. Any references to "Wachovia Securities" in this report, however, do not include Wachovia Securities, Inc., a separate broker-dealer subsidiary of Wachovia Corporation and sister affiliate of FUSI which may or may not be participating as a separate selling dealer in the distribution of the Notes.

This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes. Such offers and sales may only be made pursuant to a prospectus, a copy of which can be obtained by contacting any of the agents listed above.




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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  March 4, 2002                              DARDEN RESTAURANTS, INC.



                                          By:      /s/ Paula J. Shives
                                                   _____________________________
                                                   Paula J. Shives
                                                   Senior Vice President
                                                   General Counsel and Secretary



























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